SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTIONS 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 17, 1998



                                 _______________
                          MEDICAL DEVICE ALLIANCE INC.
             (Exact name of Registrant as specified in its charter)





             NEVADA                   0-24979                 88-0345058
    (State or other jurisdiction   (Commission File          (IRS Employer
          of incorporation             Number)            Identification No.)
          or organization)


         3800 Howard Hughes Parkway, Suite 1800, Las Vegas, Nevada 89109
          (Address of principal executive offices, including zip code)

                                 (702) 791-2910
                (Company's telephone number, including area code)

     ITEM 5. OTHER EVENTS

     On December 17, 1998, certain shareholders of Medical Device Alliance Inc. (the "Company") filed a civil action in the United States District Court in Nevada. This action, Wexford Spectrum Fund I LP, et. al. (the "Wexford Plaintiffs"), vs. Medical Device Alliance Inc., et. al., including its then two-person Board members, Donald K. McGhan and Nikki M. Moseley, alleges, among other things, breach of contract, intentional and negligent misrepresentation, fraudulent inducement, and civil conspiracy by defendants in, among other things, a Private Placement Memorandum and related Investment Agreement delivered to the Wexford Plaintiffs in April 1997. The Wexford Plaintiffs seek (1) an award of compensatory damages in excess of $1,500,000; (2) an award of exemplary damages to be determined;
     (3) pre-and-post judgment interest and all costs and fees; (4) a declaration rescinding the Wexford Plaintiffs' May 9, 1997 purchase of their shares of the Company; and (5) such other and further relief as deemed just and appropriate. Management of the Company believes that this action is without merit and intends to vigorously defend it.

     On January 12, 1999, the Company announced that the license agreement with Misonix, Inc. (Nasdaq:MSON) for the Misonix ultrasonic soft tissue aspirator had been terminated by Misonix, Inc. A copy of the press release is attached hereto as Exhibit 99.1.


     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


 (c)                   EXHIBITS

     Exhibit No.                                 Description

        99.1           Press Release, dated January 12, 1999



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICAL DEVICE ALLIANCE INC.

     Dated: January 13, 1999           By: /s/ Donald K. McGhan
                                           ----------------------------------
                                            Chairman, Chief Executive Officer
                                            and President